UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 28, 2010

Benihana Inc.
(Exact Name of Registrant as specified in its Charter)

Delaware	0-26396	65-0538630
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8685 Northwest 53rd Terrace, Miami, Florida		33166
(Address of Principal Executive Offices)		(ZIP Code)

Registrant's telephone number, including area code:	(305) 593-0770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Stockholders of Benihana Inc. (the “Company”) was held on September 28, 2010.  The results of the proposals submitted to a vote of the Company’s stockholders at the meeting are set forth below.

Election of Directors

1.
Darwin C. Dornbush and Lewis Jaffe were elected to serve as Common Stock directors in the class whose term will expire at the Company’s 2011 Annual Meeting of Stockholders, and Richard C. Stockinger and Michael W. Kata were elected to serve as Common Stock directors in the class whose term will expire at the Company’s 2013 Annual Meeting of Stockholders, by the following votes cast by the holders of the Company’s Common Stock and Series B Convertible Preferred Stock:

Director	Votes For	Votes Withheld	Broker Non- Votes
Darwin C. Dornbush	5,255,612	621,096	0
Lewis Jaffe	5,803,748	72,960	0
Richard C. Stockinger	5,807,220	69,488	0
Michael W. Kata	5,872,584	4,124	0

2.
Adam L. Gray was elected to serve as a Class A Stock director in the class whose term will expire at the Company’s 2013 Annual Meeting of Stockholders by the following votes cast by the holders of the Company’s Class A Common Stock:

Votes For	Votes Withheld	Broker Non- Votes
7,463,710	185,668	1,232,804

Ratification of Appointment of Independent Registered Public Accounting Firm

3.
The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2011 was approved by the following votes cast by the Company’s stockholders:

Votes For	Votes Withheld	Abstentions	Broker Non- Votes
6,720,788	43,101	2,972	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENIHANA INC.

By: /s/ Richard C. Stockinger
Richard C. Stockinger
President and Chief Executive Officer

Dated: September 29, 2010